Exhibit 99.1
Centuri Appoints Dustin DeMaria to Board of Directors
Company Enters into Cooperation Agreement with Icahn Enterprises

PHOENIX, November 11, 2025 -- Centuri Holdings, Inc. (NYSE: CTRI) (“Centuri” or the "Company"), a leading, North American utility infrastructure services company, today announced that it has appointed Dustin DeMaria, a Senior Analyst at Icahn Enterprises L.P. and Icahn Capital LP (collectively with certain affiliates thereof, “IEP”), to the Centuri Board of Directors, effective immediately, pursuant to a Director Appointment and Nomination Agreement with IEP.

Mr. DeMaria joins as an independent director and will stand for election at Centuri’s 2026 Annual Meeting of Shareholders. The Company has agreed to include Mr. DeMaria on its recommended slate of nominees for election at the meeting.

“We have enjoyed a constructive relationship with IEP since Centuri’s entrance into the public market last year. We welcome Dustin to the Board of Directors and look forward to harnessing his considerable market experience as we work together to deliver increasing value for all our shareholders,” said Chris Krummel, Chair of the Centuri Board of Directors.

IEP Chairman Carl C. Icahn stated, “This is an exciting moment for Centuri as it capitalizes on the unprecedented demand for power infrastructure across North America. We look forward to working closely with President and CEO Christian Brown, management, and the Board of Directors to create substantial long-term shareholder value.”

With the appointment of Mr. DeMaria, the Centuri Board of Directors has expanded to eight members, six of whom are independent, including the Board Chair.

Pursuant to the Director Appointment and Nomination Agreement, IEP has agreed to customary standstill, voting commitments and other provisions. Such agreement will be filed on a Form 8-K with the Securities and Exchange Commission (the “SEC”).

About Dustin DeMaria

Dustin DeMaria joined IEP in 2022 and serves as a Senior Analyst. Prior to his position at IEP, Mr. DeMaria served as a Director at Zipari, a portfolio company of Thoma Bravo. Prior to Zipari, Mr. DeMaria worked as an investment banking associate at Moelis & Company. Mr. DeMaria has served as a director of CVR Energy, Inc. since March 2024, and Viskase Companies, Inc. since March 2023. IEP, CVR Energy and Viskase are indirectly controlled by Mr. Carl C. Icahn. Mr. DeMaria received a Master of Business Administration from the S. C. Johnson College of Business at Cornell University and a Bachelor of Business Administration from Roanoke College.
About Centuri
Centuri Holdings, Inc. is a strategic utility infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can often be identified by the use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. The specific forward-looking statements made herein include (without limitation) statements regarding our ability to deliver increasing value for all our shareholders and the 2026 Centuri Annual Meeting of Shareholders. A number of important risks, uncertainties and other factors affecting the business and financial results of Centuri could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, capital market risks and the impact of general economic or industry conditions and those detailed from time to time in Centuri’s reports filed with the SEC, including Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024. Factors that could cause actual results to differ also include (without limitation) those discussed in Centuri’s filings filed from time to time with the SEC. The statements in this press release are (i) made as of the date of this press release, even if subsequently made available by Centuri on its website or otherwise, and (ii) based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Except to the extent required by applicable law, Centuri does not assume any obligation to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.
For Centuri Shareholders, contact:
Nate Tetlow
(480) 851-8426
Ntetlow@centuri.com
For Centuri media information, contact:
Jennifer Russo
(602) 781-6958
JRusso@Centuri.com
Source: Centuri Holdings, Inc.